                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-46824 of Quanex Corporation on Form S-8 of our report dated May 25, 2001, appearing in the Annual Report of Form 11-K of the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 22, 2001